UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2011

CAPITAL BANK CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina	000-30062	56-2101930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

333 Fayetteville Street, Suite 700
Raleigh, North Carolina 27601
(Address of principal executive offices) (Zip Code)

 (919) 645-6400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Capital Bank Corporation (the “Company”) held its Annual Meeting of Shareholders on May 26, 2011. The shareholders considered four proposals, each of which is described in more detail in the Company’s definitive proxy statement dated April 29, 2011.

Proposal 1: Election of seven nominees to serve as directors each for a term of one year or until his or her successor is duly elected and qualified. The votes were cast as follows:
Name	Votes For	Withheld	Broker Non-Votes
Charles F. Atkins	77,683,917	165,781	4,673,067
Peter N. Foss	77,723,163	126,535
William A. Hodges	77,719,924	129,774
O. A. Keller, III	76,223,365	1,626,333
Christopher G. Marshall	77,256,025	593,673
R. Bruce Singletary	77,304,007	545,691
R. Eugene Taylor	77,304,291	545,407

All director nominees were duly elected.

Proposal 2: Ratification of the action of the Audit Committee of the Board of Directors in appointing PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. The votes were cast as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
82,418,562	70,671	33,531	0

Proposal 2 was approved.

Proposal 3: Approval of a nonbinding advisory proposal regarding TIB Financial Corp.’s executive compensation matters. The votes were cast as follows:
Votes For	Votes Against	Abstained	Broker Non-Votes
77,637,165	148,367	64,166	4,673,067

Proposal 3 was approved.

Proposal 4: Approval of a nonbinding advisory proposal regarding the frequency of future advisory proposals on TIB Financial Corp.’s executive compensation matters. The votes were cast as follows:
1 Year	2 Years	3 Years	Abstained	Broker Non-Votes
2,718,339	103,298	74,915,555	112,503	4,673,067

Shareholders approved having an advisory proposal on executive compensation matters every three years.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2011	CAPITAL BANK CORPORATION

	By:	/s/ Christopher G. Marshall
Christopher G. Marshall
Chief Financial Officer